NEWS RELEASE	For Immediate Release:
Milford, Massachusetts — March 2, 2004

HOLMES GROUP REPORTS INCREASED SALES AND PROFITS IN
FOURTH QUARTER

     The Holmes Group, Inc. today reported higher sales and improved profits for its 2003 fourth quarter and fiscal year.

     Net sales for the fourth quarter ended December 31, 2003 increased 1.7% to $209.3 million from $205.8 million in the comparable period of 2002. Net income totaled $33.6 million for the fourth quarter of 2003 compared to a net loss of $10.5 million in the 2002 fourth quarter. The 2002 fourth quarter results included the accrual of $24.9 million of restructuring costs and $7.2 million of inventory writedowns related to the closing of the Company’s domestic manufacturing operations.

     For the 2003 fiscal year, the Company’s net sales totaled $623.8 million, an increase of 2.5% from the net sales level of $608.6 million in fiscal 2002. Net income was $52.2 million in 2003, compared to a net loss of $57.9 million in 2002. The 2002 results included restructuring costs and inventory writedowns totaling $35.2 million related to the manufacturing shutdown and $31.9 million of gains related to the sale of a business and the retirement of debt. In fiscal 2002, the Company also adopted SFAS No. 142 and recorded a goodwill impairment charge totaling $79.8 million as a result of this change in accounting principle.

     On an adjusted EBITDA basis, the Company made substantial progress in improving its profitability during the year with adjusted EBITDA in 2003 increasing 23% to $86.7 million from $70.5 million of adjusted EBITDA in 2002. The Company presents adjusted EBITDA in order to facilitate comparisons in operating results from year to year. The Company defines EBITDA as the total of operating income before depreciation and amortization, other expense (income) and joint venture earnings. Adjusted EBITDA excludes certain charges related to restructuring activities and other one-time gains and losses.

     Peter J. Martin, President and CEO of The Holmes Group, Inc., commented, “We are encouraged by the increased sales and improved profits for our fourth quarter and the 2003 fiscal year. During the year, we made progress in both of our major businesses, Rival® and Crock-Pot® kitchen appliances and Holmes® and Bionaire® home environment products, despite a sluggish retail environment, especially in the first six months of last year. In fiscal 2003, we were also able to expand the distribution of our products in international markets. From a balance sheet perspective, our improved profitability and our focus on working capital management led to a substantial reduction in debt during the year. As of December 31, 2003, the Company’s total debt was $204.8 million, a reduction of $70.4 million or 25.6% below our debt level of a year ago.”

NEWS RELEASE	For Immediate Release:
Milford, Massachusetts — March 2, 2004

     Summary financial information for the 2003 and 2002 fourth quarter and year, along with a reconciliation of adjusted EBITDA to GAAP operating income, follows this release. This announcement includes certain pro forma or adjusted financial information, which management believes provides a more thorough understanding of the Company’s results of operations and the trends from which to measure performance. EBIDTA and adjusted EBITDA may differ from similarly-titled measures used by other companies, as a result of differences in the charges and gains included or excluded. EBITDA and adjusted EBITDA are supplemental measures not in accordance with GAAP, and should not be considered a substitute for results of operations and cash flows presented in accordance with GAAP.

     The Holmes Group, Inc., a fully integrated consumer products company, headquartered in Milford, Massachusetts, with offices and manufacturing facilities worldwide, is a leading manufacturer of consumer products for Home Environment, Kitchen and Lighting. With well-known brands such as Bionaire®; Crock-Pot®; FamilyCare®; Holmes®; MASTERGLOW®; Patton®; Rival®; and White Mountain®, The Holmes Group continuously develops, manufactures and distributes innovative, high quality products to meet consumer demands.

     The Company has scheduled a fourth quarter conference call on Thursday, March 4, 2004 at 10 a.m. EST for its bondholders and other interested parties. Please call Ms. Kay Ford at (508) 422-1642 to register for participation in the conference call.

     This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words “should”, “believes”, “expects”, “estimates”, and other similar expressions which do not relate solely to historical matters identify forward-looking statements. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause actual results to differ materially from anticipated, projected or implied future results. Factors that may cause such a difference are discussed in the Company’s reports filed with the Securities and Exchange Commission and the exhibits thereto. The Company disclaims any responsibility to update these statements.

For further information, please contact:

Trade Press:	Financial:
Kelly J. Lockwood	John M. Kelliher
Vice President of Global Communications & Design	Senior Vice President and CFO
508-422-1554	508-422-1590

email: kjlockwood@theholmesgroup.com	email: jmkelliher@theholmesgroup.com

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The Holmes Group, Inc.
Summarized Financial Information
For the periods ended December 31, 2003 and 2002

STATEMENTS OF OPERATIONS

	Fourth Quarter		Fiscal Year
	2003	2002	2003	2002
Net sales	$209,346	$205,751	$623,756	$608,554
Cost of sales	141,860	144,766	432,657	444,577

Gross profit	67,486	60,985	191,099	163,977
Selling and administrative expenses	31,724	40,899	115,618	120,566
Restructuring costs	475	24,869	1,899	28,006

Operating income (loss)	35,287	(4,783)	73,582	15,405
Interest expense	6,307	7,231	25,389	29,615
Other expense (income), net (1)	894	(659)	489	(33,006)

Income (loss) before income taxes	28,086	(11,355)	47,704	18,796
Income tax expense (benefit)	(4,708)	106	(1,926)	(148)
Equity in earnings from joint venture	(851)	(996)	(2,548)	(2,990)

Income (loss) before change in accounting principle	33,645	(10,465)	52,178	21,934
Cumulative effect of change in accounting principle	—	—	—	(79,838)

Net income (loss)	$33,645	$(10,465)	$52,178	$(57,904)

(1)	Other income for the 2002 fiscal year includes gains of $9.5 million realized on the sale of the Pollenex® business in January 2002 and $22.4 million related to the repurchase of Senior Notes in March 2002.

The Holmes Group, Inc.
Summarized Financial Information
December 31, 2003 and 2002

BALANCE SHEETS

	2003	2002
Assets:
Cash and cash equivalents	$6,080	$8,426
Accounts receivable, net	119,631	128,409
Inventories	110,957	110,236
Other current assets	17,181	9,884

Total current assets	253,849	256,955
Assets held for sale	—	6,466
Property and equipment, net	44,805	42,446
Other assets	12,909	16,977

	$311,563	$322,844

Liabilities and Stockholders’ Equity:
Accounts payable	49,634	44,267
Current portion of Credit Facility	6,594	9,078
Accrued expenses and other liabilities	60,796	63,473

Total current liabilities	117,024	116,818
Credit Facility — Revolver	28,209	84,209
Credit Facility — Term Loans	70,356	82,347
Senior Subordinated Notes	99,632	99,544
Other liabilities	14,902	14,442
Stockholders’ equity (deficit)	(18,560)	(74,516)

	$311,563	$322,844

The Holmes Group, Inc.
Summarized Financial Information
For the periods ended December 31, 2003 and 2002

ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Fourth Quarter		Fiscal Year
	2003	2002	2003	2002
Operating income (loss)	$35,287	$(4,783)	$73,582	$15,405
Depreciation and amortization, net	2,442	3,473	9,733	12,989
Other income (expense)	(894)	659	(489)	33,006
Equity in earnings of joint venture	851	996	2,548	2,990

EBITDA	37,686	345	85,374	64,390
Pension plan settlement charge	246	—	1,581	—
Other restructuring costs	229	24,869	318	28,006
Inventory writedowns related to plant closings	—	7,236	—	7,236
Trade credit impairment charge	—	1,200	1,122	1,200
Gain on sale of business	—	(400)	—	(9,488)
Gain on retirement of debt	—	—	—	(22,388)
Effects of Kmart bankruptcy	161	389	(743)	1,089
Cost recovery from former supplier	—	—	(950)	—
Bank consulting fees	10	97	46	459

Adjusted EBITDA	$38,332	$33,736	$86,748	$70,504